Exhibit 10.1

OBOOK HOLDINGS INC.

2021 SHARE INCENTIVE PLAN

As adopted on July 15, 2021

1. Purposes of the Plan.

The purposes of this OBOOK HOLDINGS INC. 2021 Share Incentive Plan (the “Plan”) is to enable OBOOK HOLDINGS INC., an exempted company incorporated in the Cayman Islands (the “Company”) to attract and retain the services of Employees and Directors considered essential to the success of the Company and the Group Members (as defined below) (collectively, the “Group”) by providing additional incentives to promote the success of the Group as a whole. Options, Restricted Shares, Restricted Share Units, Dividend Equivalents, Share Appreciation Rights and Share Payments (each as defined below) may be granted under the Plan. Options granted under the Plan shall be “Nonstatutory Stock Options,” as determined by the Administrator (as defined below) at the time of grant.

2. Definitions and Interpretation.

(a) Definitions. In this Plan, unless the context otherwise requires, the following expressions shall have the following meanings:

“Administrator” means the Committee or any member(s) of the Board or officer(s) of the Company whom the Committee has delegated its authority to act as the Administrator as provided in Section 4(e).

“Affiliate” means, with respect to any specified individual, corporation, partnership, association, trust or entity, any other individual, corporation, partnership, association, trust or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, an general partner, officer, director or manager of such person and any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person.

“Applicable Law” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

“As-Converted Basis” means assuming that, with respect to any outstanding preferred shares that are convertible into Shares, such preferred shares have been so converted, and with respect to any warrants that are convertible into preferred shares, that the preferred shares issuable upon the exercise of the warrants have been so issued and that such issued preferred shares have also been so converted into Shares.

“Award” means an Option, Restricted Share, Restricted Share Unit, Dividend Equivalent, Share Appreciation Right or Share Payment award granted to a Participant pursuant to the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

“Board” means the board of directors of the Company.

“Business” means any Person that carries on activities for profit, and shall be deemed to include any affiliate of such Person.

“Cause” means, with respect to a Participant, unless in the case of a particular Award, the particular Award Agreement states otherwise, (a) the applicable Group Member having “cause,” “just cause” or term of similar meaning or import, to terminate a Participant’s employment or service, as defined in any employment, consulting or services agreement between the Participant and such Group Member in effect at the time of such termination or (b) in the absence of any such employment, consulting or services agreement (or the absence of any definition of “cause,” “just cause” or term of similar meaning or import contained therein), the following events or conditions, as determined by the Administrator in its sole discretion:

(i) any commission of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts, or commission of a criminal offense;

(ii) any material breach of any agreement or understanding between the Participant and any Group Member including, without limitation, any applicable intellectual property and/or invention assignment, employment, non-competition, confidentiality or other similar agreement or the Group Member’s code of conduct or other workplace rules;

(iii) any material misrepresentation or omission of any material fact in connection with the Participant’s employment with any Group Member or service as a Service Provider;

(iv) any material failure to perform the customary duties as an Employee or Director, to obey the reasonable directions of a supervisor or to abide by the policies or codes of conduct of the Company or any other Group Member or to satisfy the requirements or working standards of the applicable Group Member during any applicable probationary employment period; or

(v) any conduct that is materially adverse to the name, reputation or interests of the Group Members.

“Change in Control” means any of the following transactions:

(i) an amalgamation, arrangement, merger, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting shares immediately prior to such transaction own more than fifty percent (50%) of the voting shares of the surviving entity;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Subsidiary);

(iii) the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(iv) any takeover, reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a takeover or reverse takeover) in which the Company survives but (A) the shares of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of shares, securities, cash or otherwise, or (B) the shares carrying more than fifty percent (50%) of the total combined voting power of the Company’s then issued and outstanding shares are transferred to a person or persons different from those who held such shares immediately prior to such transaction culminating in such takeover, reverse takeover or scheme of arrangement, or (C) the Company issues new voting shares in connection with any such transaction, in each case such that holders of the Company’s voting shares immediately prior to the transaction no longer hold more than fifty percent (50%) of the voting shares of the Company after the transaction; or

(v) the acquisition in a single or series of related transactions by any person or related group of persons (other than Employees of one or more Group Members or entities established for the benefit of the Employees of one or more Group Members) of (A) control of the board of directors of the Company or the ability to appoint a majority of the members of such board, or (B) beneficial ownership (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act) of shares carrying more than fifty percent (50%) of the total combined voting power of the Company’s then issued and outstanding shares.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of the Plan; provided, that in the absence of any such committee, the term “Committee” shall mean the Board.

“Company” has the meaning set forth in Section 1.

“Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of any Group Member.

“Delivered Shares” has the meaning set forth in Section 7(c)(iv).

“Director” means a member of the board of directors or similar governing body of a Group Member.

“Disability” means, unless in the case of a particular Award, the particular Award Agreement states otherwise, as to any Participant, (a) “Disability,” as defined in any employment, consulting or services agreement between the Participant and the applicable Group Member in effect at the time of such termination; or (b) in the absence of any such employment, consulting or services agreement (or in the absence of any definition of “Disability” contained therein), a disability, whether temporary or permanent, partial or total, as determined by the Administrator in its sole discretion.

“Dividend Equivalent” means a right to receive (in cash or other property or, subject to Section 14, a reduction in exercise price or base price of the relevant outstanding Award) dividends paid on Shares underlying an Award (or an amount equal to the dividends that would have been paid on such Shares as if such Shares had been issued and outstanding during the relevant period) as provided under Section 14.

“Employee” means any person who has an employment relationship with any Group Member. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the relevant Group Member under Applicable Laws, or (ii) transfers between locations of Group Members.

“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i) If the Shares are listed on one or more established stock exchanges or traded on automated quotation systems, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed or traded on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law, or, if the date of determination is not a Trading Date, the closing price as quoted on the principal exchange or system on which the Shares are listed or traded on the Trading Date immediately preceding the date of determination;

(ii) If depositary receipts representing the Shares are listed on one or more established stock exchanges or traded on automated quotation systems, the Fair Market Value shall be the closing sales price for such depositary receipts (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable, divided by the number of Shares that are represented by such depositary receipts, or, if the date of determination is not a Trading Date, the closing sales price for such depositary receipts as quoted on the principal exchange or system on which such depositary receipts are listed or traded on the Trading Date immediately preceding the date of determination, divided by the number of Shares that are represented by such depositary receipts;

(iii) If the Shares or depositary receipts representing the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for (a) the Shares on the date of determination or (b) depositary receipts representing the Shares on the date of determination, divided by the number of Shares that are represented by such depositary receipts, as applicable; or

(iv) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

“Family Member” means (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the U.S. Securities Act (collectively, the “Immediate Family Members”, which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee); (ii) a trust solely for the benefit of the Participant and/or the Participant’s Immediate Family Members; or (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and/or the Participant’s Immediate Family Members; or (iv) any other transferee as may be approved by the Administrator in its sole discretion in an Award Agreement or otherwise.

“Fully Diluted Basis” means assuming that all outstanding preferred shares, options, warrants and other equity securities that are convertible into or exercisable or exchangeable for Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged.

“Group” has the meaning set forth in Section 1.

“Group Member” means the Company, any Subsidiary or any Related Entity.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Initial Public Offering” means the first firm commitment underwritten offering of the IPO Corporation pursuant to an effective registration statement under the U.S. Securities Act (other than a registration statement on Form S-4 or Form S-8 or any similar form).

“IPO Corporation” means the Company or any other entity which undertakes the Initial Public Offering.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to the Plan.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Person” means any natural person, firm, company, corporation, body corporate, partnership, association, government, state or agency of a state, local, municipal or provincial authority or government body, joint venture, trust, individual proprietorship, business trust or other enterprise, entity or organization (whether or not having separate legal personality).

“Plan” has the meaning set forth in Section 1.

“Related Entity” means any Person in or of which the Company or a Subsidiary holds a substantial economic interest, or possesses the power to direct or cause the direction of the management policies, directly or indirectly, through the ownership of voting securities, by contract, or other arrangements as trustee, executor or otherwise, but which, for purposes of the Plan, is not a Subsidiary and which the Administrator designates as a Related Entity. For purposes of the Plan, any Person in or of which the Company or a Subsidiary owns, directly or indirectly, securities or interests representing twenty percent (20%) or more of its total combined voting power of all classes of securities or interests shall be deemed a “Related Entity” unless the Administrator determines otherwise.

“Repurchased Shares” has the meaning set forth in Section 7(c)(iv).

“Restricted Share” or “Restrcted Share Award” means a Share subject to restrictions and repurchase rights granted pursuant to the Plan.

“Restricted Share Unit” means the right to receive a Share, or any number or fraction thereof, at a future date granted pursuant to the Plan.

“Service Provider” means any Person who is an Employee or a Director; provided, that Awards shall not be granted to any Director in any jurisdiction in which, pursuant to Applicable Laws, grants to non-employees are not permitted. If any Person is a Service Provider by reason of being an Employee or Director to the Company or any Subsidiary and such Person’s service is transferred to a Related Entity, then the Administrator, in its sole discretion, may determine that such Person’s service as a Service Provider has terminated as a result of such transfer for any or all purposes of any Award, Award Agreement and the Plan.

“Share” means a class A common share of the Company, par value US$0.001 per share, as adjusted in accordance with Section 14(a) below.

“Share Appreciation Right” means a right to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the Share Appreciation Right is exercised over the base price set forth in the applicable Award Agreement, granted pursuant to the Plan.

“Share Payment” means a payment in the form of Shares, as part of any bonus, deferred compensation or other cash compensation arrangement, made in lieu of all or any portion of such bonus, deferred compensation or other cash compensation arrangement, granted pursuant to the Plan.

“Subsidiary” means any Person Controlled by the Company. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise; provided, that for purposes of Incentive Stock Options, a Subsidiary shall mean only a corporation, a majority of the outstanding voting securities or voting power of which is beneficially owned, directly or indirectly, by the Company. For purposes of the Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary; provided, that for purposes of Incentive Stock Options, a Subsidiary shall mean only a corporation, a majority of the outstanding voting securities or voting power of which is beneficially owned, directly or indirectly, by the Company.

“Tax” means any income, employment, social welfare or other tax withholding obligations (including a Participant’s tax obligations) or any levies, stamp duties, charges or taxes required or permitted to be withheld or otherwise payable under Applicable Laws with respect to any taxable event concerning a Participant arising as a result of this Plan.

“Terminated for Cause” or “Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as a Service Provider for Cause or (ii) the Participant’s termination without Cause or voluntary resignation as a Service Provider if the Administrator determines at any time that, before or after the Participant’s termination without Cause or resignation, a Group Member had Cause to terminate such Participant’s status as a Service Provider.

“Trading Date” means any day on which the Shares or depositary receipts representing the Shares are (i) publicly traded on one or more established stock exchanges or automated quotation systems under an effective registration statement or similar document under Applicable Law or (ii) quoted by a recognized securities dealer.

“U.S. Person” means each Person who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

“U.S. Securities Act” means the United States Securities Act of 1933 and the regulations thereunder, as amended from time to time.

“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time.

(b) Interpretation. Unless expressly provided otherwise, or the context otherwise requires:

(i) the headings in this Plan are for convenience only and shall not affect its interpretation;

(ii) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(iii) references to “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv) references to “dollars” or “US$” shall be deemed references to the lawful money of the United States of America;

(v) references to clauses, sub-clauses, paragraphs, sub-paragraphs and schedules are to clauses, sub-clauses, paragraphs and sub-paragraphs of, and schedules to, this Plan;

(vi) use of any gender includes the other genders;

(vii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(viii) a reference to any other document referred to in this Plan is a reference to that other document as amended, varied, novated or supplemented at any time; and

(ix) sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply.

3. Shares Subject to the Plan.

(a) Subject to the provisions of Sections 14, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 10,000,000 Shares.

(b) The Shares that may be subject to Awards are authorized but unissued Shares of the Company.

(c) If an Award (or any portion thereof) terminates, expires or lapses or is cancelled for any reason, any Shares subject to the Award (or such portion thereof) shall again be available for the grant of an Award pursuant to the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan, pursuant to Awards under the Plan shall not be returned to the Plan and shall not cause the number of Shares available to be subject to Awards under the Plan to be increased, except that if:

(i)	any unvested Restricted Shares are cancelled (or surrendered) or the Company repurchases unvested Restricted Shares pursuant to the terms of the Award Agreement, or

(ii)

the Company repurchases any Shares granted under any Award (or a portion thereof) in the event of a Participant’s joining a Competitor, Termination for Cause, or any of the other circumstances as set forth in Section 18(a), then such Restricted Shares or Shares shall form part of the authorized but unissued share capital of the Company and may become available for future grant under the Plan (to the extent permitted under Applicable Laws).

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Administrator (except as otherwise permitted herein).

(b) Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. Subject to the provisions of the Plan, the Administrator shall have the power and authority, in its discretion:

(i) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(ii) to determine the type or types of Awards to be granted to each Service Provider;

(iii) to determine the exercise price of an Option or the base price of a Share Appreciation Right;

(iv) to determine the number of Shares, or fractions thereof, to be covered by each such Award granted hereunder;

(v) to prescribe the forms of Award Agreement for use under the Plan, which need not be identical for each Participant and to amend any Award Agreement; provided, that: (1) the rights or obligations of the Participant holding the Award that is the subject of any such Award Agreement are not affected adversely by such amendment; (2) the consent of the affected Participant is obtained; or (3) such amendment is otherwise permitted under the Plan. Any such amendment of an Award under the Plan need not be the same with respect to each Participant;

(vi) to determine the terms and conditions of any Award granted hereunder (such terms and conditions to include, but not be limited to, the exercise price, the time or times when Awards may be vested, issued or exercised as the case may be (which may be based on performance criteria), the times at which Shares are issuable under a Restricted Share Unit, whether any Award may be paid in cash or Shares, any rules for tolling the vesting of Awards upon an authorized leave of absence, any vesting acceleration or waiver of cancellation restrictions, and any restriction or limitation regarding any Awards or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vii) to determine all matters and questions relating to whether a Participant’s status as a Service Provider has been terminated, including without limitation if such termination was for Cause or for Disability and, if so, to determine the effective date of such termination (which it may determine to be the date of notice of resignation or the date of an act or omission by such Participant constituting Cause) and all questions of whether particular leaves of absence constitute a termination of the Service Provider;

(viii) to determine whether a Business is a Competitor;

(ix) unless otherwise required in the shareholders agreement of the Company (as it may be amended from time to time), to prescribe, amend and rescind rules and regulations relating to the Plan and the administration of the Plan and all Award Agreements, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred Tax treatment under the tax laws of any jurisdiction;

(x) to allow the Participants to satisfy minimum Tax withholding obligations by having the Company withhold from the Shares to be issued pursuant to an Award (or a portion thereof), that number of Shares having a Fair Market Value equal to the amount required to be withheld as set forth in Section 15(j) below;

(xi) to take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with Applicable Laws or any necessary local governmental regulatory exemptions or approvals or listing requirements of any securities exchange or automated quotation system;

(xii) to construe, interpret, reconcile any inconsistency in, correct any defect in and/or supply any omission in, the terms of the Plan, any Award Agreement and any Award granted pursuant to the Plan; and

(xiii) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

(c) Action by the Administrator. The Administrator may act at a meeting or in writing signed by all members of the Administrator in lieu of a meeting. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished by any officer or other employee of any Group Member, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan.

(d) Effect of Administrator’s Decision. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan and any Award Agreement, and all decisions, determinations and interpretations of the Administrator shall be final, binding and conclusive for all purposes and upon all Participants.

(e) Delegation of Authority. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegate.

5. Eligibility.

(a) Subject to the terms of the Plan, all forms of Awards may be granted to any Service Provider.

(b) Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with any Group Member, nor shall it interfere in any way with the Participant’s right or any Group Member’s right to terminate such relationship at any time, with or without Cause.

6. Terms of Awards.

(a) Term. The term of each Award shall be stated in the Award Agreement; provided, that the term shall be no more than ten (10) years from the date of grant thereof. Subject to the foregoing, except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Award, and may extend the time period during which vested Awards may be exercised, in connection with any termination of a Participant’s status as a Service Provider, and may amend any other term or condition of an Award relating to such termination.

(b) Timing of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award or such other future date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

(c) Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan (or any other award granted pursuant to another compensation plan). Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards (or any other award granted pursuant to another compensation plan).

(d) Award Agreement. All Awards shall be evidenced by an Award Agreement setting forth the number of Shares subject to the Award and the terms and conditions of the Award, which shall not be inconsistent with the Plan; provided, that if necessary to comply with Section 409A of the Code, for each U.S. Person the Shares subject to the Awards shall be “service recipient stock” within the meaning of Section 409A of the Code or the Award shall otherwise comply with Section 409A of the Code, unless the Participant consents otherwise.

(e) Vesting. The period during which an Award, in whole or in part, vests shall be set by the Administrator, and the Administrator may determine that an Award may not vest in whole or in part for a specified period after it is granted. Such vesting may be based on service with a Group Member and/or any other criteria selected by the Administrator. At any time after grant of an Award, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Award vests. No portion of an Award that is unvested or unexercisable at the termination of a Participant’s status as a Service Provider shall thereafter become vested or exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Award.

(f) Issuance of Shares. Shares issued upon grant, exercise or vesting of an Award (or any portion thereof) shall be issued in the name of the Participant or, if requested by the Participant and if approved by the Administrator in its sole discretion, in the name of the Participant and/or in the name of one of more of the Participant’s Family Members.

(g) Termination of Relationship as a Service Provider. If a Participant’s status as a Service Provider terminates, such Participant may exercise any unexercised Award (to the extent exercisable) within such period of time, if any, as is specified in the Award Agreement to the extent that the Award is vested and exercisable on the date of termination (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except as provided in Sections 6(h), 6(i) and 6(j), Awards shall cease to be exercisable immediately following the Participant’s termination (and in no event shall any Award be exercisable later than the expiration of the term of the Award as set forth in the Award Agreement). Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to the Participant’s entire Award, the unvested portion of such Award shall be deemed cancelled and the Shares covered by the unvested portion of the Award shall revert to the Plan and again be available for grant or award under the Plan. If, after termination, the Participant does not exercise the Participant’s Award within the time specified by the Administrator, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan and again be available for grant or award under the Plan.

(h) Disability of Participant. If a Participant’s status as a Service Provider terminates as a result of the Participant’s Disability, the Participant may exercise any unexercised Award (to the extent exercisable) within such period of time as is specified in the Award Agreement to the extent the Award is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable until the expiration of the term of the Award as set forth in the Award Agreement. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to the Participant’s entire Award, the unvested portion of such Award shall be deemed cancelled and the Shares covered by the unvested portion of the Award shall revert to the Plan and again be available for grant or award under the Plan. If, after termination, the Participant does not exercise the Participant’s Award within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan and again be available for grant or award under the Plan.

(i) Death of Participant. If a Participant dies while a Service Provider, any unexercised Award (to the extent exercisable) may be exercised within such period of time as is specified in the Award Agreement to the extent that the Award is vested on the date of death of the Participant (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Award by bequest or inheritance. In the absence of a specified time in the Award Agreement, the Award shall remain exercisable until the expiration of the term of the Award as set forth in the Award Agreement. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, at the time of death, the Participant is not vested as to the entire Award, the unvested portion of such Award shall be deemed cancelled and the Shares covered by the unvested portion of the Award shall immediately revert to the Plan and again be available for grant or award under the Plan. If the Award is not so exercised within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan and again be available for grant or award under the Plan.

(j) Termination for Cause. Subject to Applicable Law, if a Participant is Terminated for Cause, all unexercised Options or Share Appreciation Rights, whether vested or unvested, and all other unvested Awards, shall be cancelled as of the date of such termination as determined by the Administrator in its sole discretion, and all Shares acquired pursuant to an Award by such Participant shall be subject to a right of repurchase by the Company in accordance with Section 18(b). Any Shares covered by cancelled Awards, and any Shares so repurchased, may revert to the Plan and again be available for grant or award under the Plan.

7. Options.

(a) Rights to Purchase. After the Administrator determines that it will offer Options under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Options.

(b) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Award Agreement which, unless otherwise determined by the Administrator, may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Award is granted; provided, that (i) no Option may be granted to a U.S. Person with an exercise price per Share which is less than the Fair Market Value of a Share on the date of grant (or date of adjustment pursuant to the following sentence), without compliance with Section 409A of the Code, or the Participant’s consent, (ii) an Option may be granted with an exercise price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for an option granted by another company, whether in connection with an acquisition of such other company or otherwise, and (iii) the exercise price per Share shall not in any circumstances be less than the par value of the Share. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Administrator, provided, that such adjustment does not result in a materially adverse impact to the Participant; provided, further, that the exercise price per Share may not in any circumstances be reduced to less than the par value of the Share. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Participants.

(c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) subject to the consent of the Administrator, Shares (“Repurchased Shares”) (including Shares issuable upon exercise of such Options) which have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which such Option shall be exercised (“Delivered Shares”), provided that: (A) arrangements have been made for the repurchase or cancellation, as applicable, by the Company of such Repurchased Shares and the paying up in full of the par value of the Delivered Shares as required under Applicable Laws; (B) such Repurchased Shares have been held by the Participant for such period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles; and (C) any other reasonable requirements as may be imposed by the Administrator (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company) have been satisfied;

(v) consideration received by the Company under a broker-assisted or similar cashless exercise program implemented by the Company in connection with the Plan; provided, that, where relevant, arrangements have been made for the payment in full of the par value of any Shares as required under Applicable Laws in connection with such program;

(vi) such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and payment of the exercise price and Taxes which are required to be withheld or paid by the relevant Group Member. Full payment may consist of any consideration and method of payment permitted under Section 7(c) above.

(e) Rights as a Shareholder. Until the Shares are evidenced as issued by entry in the Company’s register of members, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall cause such Shares to be evidenced as issued by entry in the Company’s register of members promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

(f) Substitution of Share Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

8. Restricted Shares.

(a) Rights to Purchase. After the Administrator determines that it will offer Restricted Shares under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Shares.

(b) Restrictions. All Restricted Shares shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire in accordance with the terms of the relevant Award Agreement. All share certificates relating to Restricted Shares shall be held by the Company in escrow for the Participant until all restrictions on such Restricted Shares have been removed.

(c) Repurchase or Cancellation of Restricted Shares. If the price for the Restricted Shares was paid by the Participant in services, then, upon termination as a Service Provider, the Participant shall no longer have any right in the unvested Restricted Shares, and such unvested Restricted Shares shall be cancelled (and for these purposes the Participant shall be deemed to have surrendered such Restricted Shares) and thereupon either cancelled or surrendered to the Company without consideration. If a purchase price was paid by the Participant for the Restricted Shares (other than in services), then, upon the Participant’s termination as a Service Provider, the Company shall have the right to repurchase from the Participant the unvested Restricted Shares then subject to restrictions at a cash price per Share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in the Award Agreement.

(d) Rights as a Shareholder. Once the Restricted Shares are issued, subject only to the restrictions on such Restricted Shares as provided in the Award Agreement and the memorandum and articles of association of the Company as amended from time to time, the Participant shall have rights as a shareholder that are equivalent to the rights of other holders of Shares, and shall be a shareholder when the Participant is recorded as the holder of such Restricted Shares upon entry in the Company’s register of members. No adjustment shall be made for a dividend or other right in respect of any Restricted Share for which the record date is prior to the date the Participant is entered on the Company’s register of members in respect of such Restricted Shares, except as provided in Section 14 of the Plan.

9. Restricted Share Units.

(a) Rights to Purchase. After the Administrator determines that it will offer Restricted Share Units under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Share Units.

(b) Rights as a Shareholder. Until a Share is issued in settlement of any Restricted Share Units by entry in the Company’s register of members, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Share. The Company shall cause such Share to be evidenced as issued by entry in the Company’s register of members promptly after the Restricted Share Unit vests. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

10. Share Appreciation Rights.

(a) Rights to Purchase. After the Administrator determines that it will offer Share Appreciation Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Share Appreciation Rights.

(b) Base Price. The price per Share over which the appreciation of each Share Appreciation Right is to be measured shall be the base price as determined by the Administrator and set forth in the Award Agreement, which may be a fixed or variable price determined by reference to the Fair Market Value of the Shares; provided, that, for each U.S. Person, such base price may not be established at less than the Fair Market Value on the date the Share Appreciation Right is granted without such Share Appreciation Right either complying with Section 409A of the Code, or the Participant’s consent. The base price per Share so established for a Share Appreciation Right may be amended or adjusted in the absolute discretion of the Administrator, provided, that such adjustment does not result in a materially adverse impact to the Participant. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment in the base price mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Participants.

(c) Payment. Payment to the Company for a Share Appreciation Right shall be in cash, in Shares (based on their Fair Market Value as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Administrator in the Award Agreement or, if the Award Agreement does not specifically so provide, by the Administrator at the time of exercise. To the extent any payment is effected in Shares, only that number of Shares actually issued in payment of the Share Appreciation Right shall be counted against the maximum number of Shares which may be issued under Section 3.

(d) Procedure for Exercise. Any Share Appreciation Right granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Share Appreciation Right shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Share Appreciation Right and payment of Taxes which are required to be withheld by the relevant Group Member. If Shares are issued upon exercise of a Share Appreciation Right, then such Shares shall be issued in the name of the Participant or, if requested by the Participant and if approved by the Administrator in its sole discretion, in the name of the Participant and/or in the name of one or more of the Participant’s Family Members.

(e) Rights as a Shareholder. Until the Shares are issued by entry in the Company’s register of members, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Share Appreciation Right. The Company shall issue (or cause to be issued) such Shares promptly after the Share Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.

11. Dividend Equivalents.

The Administrator is authorized to grant Dividend Equivalents with respect to any Award and any Service Provider. Dividend Equivalents with respect to an Award may be granted by the Administrator based on dividends declared on the Shares underlying such Award (and, in the case of any such Shares which have not been issued, the Dividend Equivalent may entitle the holder of such Award to receive an amount equal to the dividends which would have been paid on such Shares, as if such Shares had been issued and outstanding during the relevant period), to be credited as of dividend payment dates during the period between the date the Dividend Equivalent is granted to a Participant and the date the Award with respect to which the Dividend Equivalent vests, is exercised,is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be settled in cash, other property or a reduction in exercise price or base price of the relevant Award by such formula and at such time and subject to such limitations as may be determined by the Administrator and as set forth in the Award Agreement or otherwise. Dividend Equivalents shall not be granted with respect to Options or Share Appreciation Rights granted to U.S. Persons.

12. Share Payments.

The Administrator is authorized to grant Share Payments to any Service Provider in the manner determined from time to time by the Administrator; provided, that unless otherwise determined by the Administrator such Share Payments shall be made in lieu of base salary, bonus or other cash compensation otherwise payable to such Participant, including any such compensation that has been deferred at the election of the Participant; provided, further, that not less than the par value of any Share shall be received by the Company in connection with its issuance of a Share pursuant to any such Share Payment. In accordance with Applicable Law, such par value may be paid through the provision of services. The number of Shares issuable as a Share Payment shall be determined by the Administrator and may be based upon satisfaction of such specific criteria as determined appropriate by the Administrator, including specified dates for electing to receive such Share Payment at a later date and the date on which such Share Payment is to be made.

13. Non-Transferability of Awards.

Awards, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process; provided, that (i) during a Participant’s lifetime, with the consent of the Administrator (on such terms and conditions as the Administrator determines appropriate), the Participant may transfer Awards (except Restricted Share Units) pursuant to domestic relations order in the settlement of marital property rights, (ii) the Administrator may permit transfer of an Award to Family Members in its sole discretion under such circumstances as it deems appropriate, and (iii) following a Participant’s death, Awards, to the extent they are vested upon the Participant’s death, may be transferred by will or by the laws of descent and distribution.

14. Adjustments Upon Changes in Capitalization, Change in Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award and any other affected terms of such Awards, shall be proportionally and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation, share dividend, amalgamation, spin-off, arrangement or consolidation, combination or reclassification of Shares. Additionally, in the event of any other increase or decrease in the number of issued Shares effected without consideration by the Company, then the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each outstanding Award may be adjusted for any increase or decrease in the number of issued Shares resulting therefrom. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The manner in which such adjustments under this Section 14(a) are to be accomplished shall be determined by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. For the avoidance of doubt, in the case of any extraordinary cash dividend, the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect the effect of such extraordinary cash dividend.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of commencement of such proposed dissolution or liquidation. The Administrator in its discretion may provide for a Participant to have the right to exercise the Participant’s Option or Share Appreciation Right until fifteen (15) days prior to the commencement of such dissolution or liquidation as to all of the Shares covered thereby. In addition, the Administrator may provide that any Company repurchase option or any vesting condition applicable to any Restricted Shares shall lapse as to all such Restricted Shares and any Shares issuable under any Restricted Share Units or as Share Payments shall be issued as of such date; provided, that the proposed dissolution or liquidation commences at the time and in the manner contemplated by the proposed dissolution or liquidation. To the extent it has not been previously exercised or paid out, all Awards will terminate immediately prior to the commencement of such proposed dissolution or liquidation.

(c) Change in Control. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change in Control occurs, the Company, as determined in the sole discretion of the Administrator and without the consent of the Participant, may take any of the following actions:

(i) accelerate the vesting, in whole or in part, of any Award;

(ii) purchase any Award for an amount of cash or shares equal to the value that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); or

(iii) provide for the assumption, conversion or replacement of any Award by the successor or surviving company or a parent or subsidiary of the successor or surviving company with other rights (including cash) or property selected by the Administrator in its sole discretion or the assumption or substitution of such Award by the successor or surviving company, or a parent or subsidiary thereof, with such appropriate adjustments as to the number and kind of shares and prices as the Administrator deems, in its sole discretion, reasonable, equitable and appropriate. In the event the successor or surviving company refuses to assume, convert or replace outstanding Awards, the Awards shall fully vest, and the Participant shall have the right to exercise or receive payment as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be vested, exercisable or otherwise issuable (including at the time of the Change in Control).

(d) Prior to any payment or adjustment contemplated under this Section 14, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

15. Miscellaneous General Rules.

(a) Share Certificates; Book Entry Procedures. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares or ADSs (as defined in Section 15(e)) issued pursuant to the vesting, exercise or settlement of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and/or delivery of such certificates, as applicable, is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares or ADSs are listed or traded. All Share and ADS certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares or ADSs are listed, quoted, or traded. The Administrator may place legends on any Share or ADS certificate to reference restrictions applicable to the Share or ADS. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares or ADSs issued in connection with any Award and instead such Shares or ADSs shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

(b) Paperless Administration. Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website, electronic mail or interactive voice response system for the paperless administration of Awards.

(c) Applicable Currency. The Award Agreement shall specify the currency applicable to such Award. The Administrator may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. A Participant may be required to provide evidence that any currency used to pay the exercise price or purchase price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.

(d) Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary or Related Entity except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(e) Government, Other Regulations and Distribution of Shares. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under any Applicable Laws. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration under Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption. Additionally, in the discretion of the Administrator, American depositary shares (“ADSs”), may be distributed in lieu of Shares in settlement of any Award; provided, that the ADSs shall be of equal value to the Shares that would have otherwise been distributed; provided, further, that, in the discretion of the Administrator, in lieu of issuing a fractional ADS, the Company shall make a cash payment to the Participant equal to the Fair Market Value of such fractional ADS. If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations contained in Section 3 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

(f) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(g) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(h) Fractional Shares. The Administrator shall have the discretion to determine whether any fractional Share shall be issued under the Plan, or whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(i) No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, Directors or any other persons uniformly.

(j) Taxes. No Shares shall be issued, and no payment shall be made under the Plan to any Participant, until such Participant has made arrangements acceptable to the Administrator for the satisfaction of Taxes and any other costs and expenses in connection with the grant, exercise or vesting of Awards and/or the issuance of the Shares. The Company or the relevant Group Member shall have the authority and the right to deduct or withhold from any compensation payable to a Participant, or require a Participant to remit to the Company or the relevant Group Member, an amount sufficient to satisfy all Taxes. The Administrator may, in its discretion and in satisfaction of the foregoing requirement, allow or require a Participant to satisfy Taxes by electing to have the Company withhold Shares otherwise issuable under an Award (or other amounts payable under an Award) having a Fair Market Value equal to the Taxes. Notwithstanding any other provision of the Plan, the number of Shares otherwise issuable under an Award which may be withheld with respect to the grant, issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award (or a portion thereof) after such Shares were acquired by the Participant from the Company) in order to satisfy all Taxes, unless specifically approved by the Administrator, will be limited to the number of Shares otherwise issuable under an Award that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such Taxes. The Fair Market Value of the Shares otherwise issuable under an Award to be withheld shall be determined on the date that the amount of Taxes to be withheld is to be determined. All elections by the Participants to have Shares otherwise issuable under an Award withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable.

(k) Buy-Out. In the sole discretion of the Administrator, any Award (in whole or in part) under the Plan may be settled in cash or other property in lieu of Shares; provided, that payment in cash or other property in lieu of Shares shall not be made earlier than the time such Shares are issuable pursuant to the terms of the Award.

(l) Valuation. For purposes of Section 14(c) where an Award is converted into, or any underlying Share is substituted with, cash or other property or securities (a “Substitute Property”), the valuation of such Award and its Substitute Property, or the exchange ratio between the two, shall be determined in good faith by the Administrator and supported by the valuation achieved in the relevant transaction, or in the absence of any such transaction, by an independent valuation expert selected by the Administrator.

(m) Effect of Plan upon Other Compensation Plans. The adoption of the Plan is not intended to affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Related Entity. Nothing in the Plan shall be construed to limit the right of the Company, any Subsidiary or any Related Entity (i) to establish any other forms of incentives or compensation for Service Providers, or (ii) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

(n) Section 409A. To the extent that the Administrator determines that any Award granted to a U.S. Person under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Administrator shall use commercially reasonable efforts to implement the provisions of this Section 15(n) in good faith; provided, that none of the Company, the Administrator nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 15(n).

(o) Indemnification. To the extent allowable pursuant to Applicable Laws, the Administrator (or any individual member of the Committee or the Board acting as the Administrator) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by it or such member in connection with or resulting from any claim, action, suit, or proceeding to which it, he or she may be a party or in which it, he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by it, him or her in satisfaction of judgment in such action, suit, or proceeding against it, him or her; provided, that it, he or she gives the Company an opportunity, at its own expense, to handle and defend the same before it, he or she undertakes to handle and defend it on its, his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s memorandum and articles of association as amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(p) Plan Language. The official language of the Plan shall be English. To the extent that the Plan or any Award Agreements are translated from English into another language, the English version of the Plan and Award Agreements will always govern, in the event that there are inconsistencies or ambiguities which may arise due to such translation.

(q) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

16. Amendment and Termination of the Plan.

(a) Effective Date; Term of Plan. The Plan became effective on June 28, 2020. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 16.

(b) Amendment and Termination. The Board in its sole discretion may terminate this Plan at any time. The Board may amend this Plan at any time in such respects as the Board may deem advisable subject to Applicable Laws.

(c) Effect of Termination. Except as otherwise provided in Section 14, any amendment or termination of this Plan shall not affect Awards previously granted or issued, as the case may be, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the affected Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

17. Certain Securities Law Matters.

(a) The Company intends that, as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act, and is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, all grants of Awards and Shares issuable upon exercise or vesting of Awards shall be exempt from registration under the provisions of Section 5 of the U.S. Securities Act, and this Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for this Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) of Title 17, Code of Federal Regulations, Section 230.701 (“Rule 701”), promulgated by the U.S. Securities Act. Unless otherwise designated by the Administrator at the time an Award is granted, all Awards granted under this Plan by the Company, and the issuance of any Shares pursuant thereto, are intended to be granted to (i) persons who meet the requirements of a “U.S. Person” as such term is defined in Rule 902(k) of Title 17, Code of Federal Regulations, Section 230.901 through 230.905, promulgated under the U.S. Securities Act (“Regulation S”) in reliance on Rule 701 or (ii) persons other than persons who meet the requirements of a “U.S. Person” as such term is defined in Regulation S, in compliance with Regulation S or otherwise be exempt from registration.

(b) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all Applicable Laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to Applicable Laws or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under any Applicable Laws any of the Shares to be offered or sold under the Plan.

(c) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of the Shares to the Participant, the Participant’s acquisition of the Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date or the date that the Shares would have been vested or issued, as applicable), over (ii) the aggregate exercise price or base amount or any amount payable as a condition of issuance of Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(d) Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant be permitted to exercise an Option in a manner that the Administrator determines would violate the United States Sarbanes-Oxley Act of 2002, or any other Applicable Law or the applicable rules and regulations of the U.S. Securities Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

18. Joining a Competitor; Termination for Cause. If a Participant is Terminated for Cause or if within 12 months after termination as a Service Provider, or such longer period determined by the Administrator and as set forth in the applicable Award Agreement, the Participant (A) directly or indirectly, establishes, incorporates, forms, enters into, or participates in the Business as an owner, partner, principal or shareholder or other proprietor (other than through a purchase on the open market, solely as a passive investment, of not more than five percent (5%) of the interest) of any Competitor, or (B) has become, is or becomes an officer, director, employee, adviser of, or otherwise, directly or indirectly, enters the employ of, continues any employment with or renders any services to or for, any Competitor, or (C) knowingly performs or has performed any act that may confer a competitive benefit or advantage upon any Competitor (in each case as determined by the Administrator), then:

(a) All Awards (whether vested or unvested) shall be cancelled as of the date of termination of the Participant as a Service Provider;

(b) All Shares issued pursuant to any Award (or a portion thereof) shall be subject to repurchase by the Company at (i) the lesser of the (X) original purchase price of such Shares (or in the event no payment was made or the price was paid in services, then the Shares will be surrendered to and cancelled by the Company without payment), or (Y) Fair Market Value or such other value of Shares as determined by the Administrator or as set forth in the applicable Award Agreement, or (ii) the par value of such Shares, if such Shares have been issued in exchange for services which shall be considered the original purchase price, or (iii) the par value of such Shares, if such Shares have been issued under Restricted Share Units or as Share Payments; and

(c) All proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Awards (or a portion thereof) or upon the receipt or resale of any Shares underlying any Award (or a portion thereof), must be paid to the Company.

19. Certain Transfer Restrictions, Repurchase Rights and Similar Matters.

Any Shares issued upon the exercise of or in settlement of an Award shall be subject to such special cancellation conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as set forth in the shareholders agreement of the Company or, if there is no shareholders agreement or such provisions do not exist in the shareholders agreement of the Company, as the Administrator may determine as set forth in an Award Agreement (which restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally). Any transfer or attempted transfer of any shares not made in compliance with such restrictions shall be rejected by the Administrator.

20. Governing Law.

This Plan shall be governed by the laws of the Cayman Islands.

Last updated: August 2, 2022

OBOOK HOLDINGS INC.

2021 SHARE INCENTIVE PLAN

OPTION AWARD AGREEMENT

l.	Grant of Option.

OBOOK HOLDINGS INC., a company incorporated under the laws of the Cayman Islands (the “Company”), hereby grants to the Grantee named in the Notice of Option Award (the “Notice”), an option (the “Option” or the “Award”) to purchase the Total Number of Class A Common Shares subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Option Award Agreement (the “Option Agreement”) and the Company’s 2021 Share Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, all capitalized terms used in this Option Agreement shall have the same definitions as are set forth in the Plan.

If designated in the Notice as an Incentive Share Option, the Option is intended to qualify as an Incentive Share Option as defined in Section 422 of the U.S. Internal Revenue Code of 1986 (the “Code”). However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Share Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent the Shares covered thereby are in excess of the foregoing limitation, shall be treated as Non-Qualified Share Options. For this purpose, Incentive Share Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

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2.	Exercise of Option.

(a)

Right to Exercise. Notwithstanding anything to the contrary herein, the Option may not be exercised until all registrations, consents, approvals, filings or waivers required under Applicable Laws are duly obtained. The Option shall otherwise be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b)

Method to Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached hereto Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered to the Company in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator and accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price.

(c)

Taxes. No Shares shall be delivered under the Option Agreement to the Grantee until the Grantee has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or the Service Recipient shall have the authority and the right to deduct or withhold, or require Grantee to remit to the Company or the Service Recipient, an amount sufficient to satisfy all applicable taxes (including the Grantee’s payroll tax obligations) required or permitted by law to be withheld with respect to any taxable event concerning the Grantee relating to this Option Agreement. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow the Grantee to elect to have the Company withhold Shares otherwise issuable upon exercise of the Option (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Option Agreement, the number of Shares which may be withheld with respect to the issuance, vesting, or exercise of the Option(or which may be repurchased from the Grantee after such Shares were acquired by the Grantee upon exercise of the Option) in order to satisfy any income and payroll tax liabilities applicable to the Grantee with respect to the issuance, vesting, or exercise of the Option shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

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3.	Grantee’s Representations.

The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act or any United States securities laws. In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.	Method of Payment.

The Company will not be obligated to make appropriate entry on the books of the Company or of a duly authorized registrar of the Company for the Shares to be purchased on exercise of the Option unless and until it receives full payment of the Exercise Price therefor, all related tax obligations under Section 2(c) have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Notice have been satisfied. The Exercise Price of any Shares acquired upon an exercise of the Option must be paid in full at the time of each exercise of the Option in such lawful consideration as maybe permitted or required by the Administrator, which may include, without limitation, one or a combination of the following methods:

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(a)	cash, check payable to the order of the Company, or electronic funds transfer;

(b)	third party payment in such manner as may be authorized by the Administrator;

(c)	the delivery of previously owned Shares;

(d)	by a reduction in the number of Shares otherwise deliverable pursuant to the portion of the Option being exercised;

(e)

if Shares are publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company; or

(f)	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise”.

5.	Restrictions on Exercise.

The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Section 6 of this Option Agreement is prevented by the provisions of this Section, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

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6.	Term and Expiration.

(a)

The Option shall expire and may not be exercised by the Grantee after the first to occur of the following events: (i) two (2) years from the Date of Grant; (ii) termination of the employment for any reason, except as otherwise set forth in this Agreement or as determined by the Board in its sole discretion; (iii) ninety (90) days after the termination of the employment on account of death or disability; (iv) thirty (30) days after the date of such employee’s retirement; and (v) the closing of the Company’s IPO. If the employee takes a leave of absence without salary or internal transfer with the approval of the Company, the term of the Option will not be interrupted and the employee may still exercise his/her Option during the period of leave of absence without salary or internal transfer.

For purposes of this Option Agreement, termination of employment is deemed effective as of the earlier of: (a) the date that the Grantee gives or is provided with written notice of such termination, or (b) if the Grantee is an employee of Group Company, the date that the Grantee is no longer actively employed and physically present on the premises of the Group Company, regardless of any notice period or period of pay in lieu of such notice required under any applicable law (each, the ‘‘Notice Period”). For greater clarity, the Grantee has no rights to vest in the Options during the Notice Period.

(b)

Unless earlier terminated in accordance with the terms of the Notice, the Plan and the Option agreement, the vested portion of the Option maybe exercised, in whole or in part, at any time prior to the Expiration Date, subject to the restrictions on exercise set forth in the Notice, the Plan and the Option Agreement. The Administrator shall be entitled to determine the conditions, if any, that must be satisfied before all or part of the Option may be exercised. The Grantee agrees and acknowledges that in the event the Company determines that exercise of the Option by the Grantee (i) may be prohibited or subject to approval and/or registration requirements under applicable laws and regulations of the Republic of China or (ii) could subject the Company and/or its Subsidiaries in the Republic of China to regulatory restrictions under applicable laws and regulations of the Republic of China, the Grantee shall have no right to exercise the Option without the prior written consent of the Administrator.

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7.

Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

8.

Adjustment in Interest. If the Grantee has entered into this Option Agreement and is transferred from one position to another at the individual level among Group Company, the Company shall have the right to adjust the Exercise Price and/or number of the Shares purchasable under the Option granted to such Grantee. The grant of Option may be made upon recalculation of the ratio coefficient of personal salary value in new position and the revision to the Exercise Price and/or number of purchasable Shares shall be made, and the date on which the position is determined for promotion or downward adjustment shall be the Grant Date. The Parties shall enter into a supplementary agreement in respect of the change.

9.

Withholding of Taxes. The Company has the authority to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy applicable national, state, local and foreign taxes arising from the grant of the Options. The Grantee may satisfy the Grantee’s tax obligation, in whole or in part, by: (i) upon exercise of the Option, electing to have the Company withhold a number of the Shares upon the distribution of the Grantee’s Shares otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation; (ii) surrendering to the Company previously owned Shares a Fair Market Value equal to the minimum amount of the tax withholding obligation; or (iii) paying over to the Company in cash the amount of tax withholding obligation. For the avoidance of doubt, the Company’s board of directors has discretion in determining whether or not the Grantee has satisfied or performed, fully or otherwise, the Grantee’s tax obligations

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10.

Compliance. The Grantee agrees that the Company’s board of directors may set up and administer a centralized account management system. In addition, the Company may also impose other conditions or administrative measures to ensure or facilitate compliance of any applicable laws to which the Grantee or the Company is subject.

11.

Personal Data. The Grantee acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Company and the Grantee’s employer hold certain personal information, including the Grantee’s name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any Shares awarded, cancelled, purchased, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan (“Data”). The Company will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in Taiwan or elsewhere such as the European Economic Area or the United States. The Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Grantee’s behalf to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired pursuant to the Plan. The Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Grantee’s ability to participate in the Plan.

12.

Voluntary Participation. The Grantee’s participation in the Plan is voluntary. The value of the Option is an extraordinary item of compensation outside the scope of the Grantee’s employment contract, if any. As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long service-awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided. Rather, the awarding of Option under the Plan represents a mere investment opportunity.

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13.

Company’s Discretionary. The Options are granted under and governed by the terms and conditions of the Plan. The Grantee acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled or terminated by the Company, in its sole discretion, at any time. The grant of the Options under the Plan is an one-time benefit and does not create any contractual or other right to receive an award of Options or benefits in lieu of Options in the future. Future awards of Options, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award and the number of Shares purchasable under the Option. By executing this Option Agreement, the Grantee consents to the provisions of the Plan and the terms of this Option Agreement.

14.

Adjustment due to Corporate Actions. The Grantee hereby acknowledges and confirms that in the event the Company decides to implement any other actions affecting any of its ordinary shares, including share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any transaction similar to the foregoing after the date of this Option Agreement, (i) the Shares purchasable under the Option granted to the Grantee may be subject to adjustments in accordance with such actions and (ii) the Company shall have the sole discretion to make such adjustments.

15.

Rights as Shareholder. Until the appropriate entry on the books of the Company or of a duly authorized registrar of the Company, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option by the Grantee. Upon such entry, the Grantee hereby irrevocably waives any voting rights with respect to the Shares and grants a power of attorney to the Board or any person designated by the Board to exercise the voting rights with respect to the Shares The Grantee agrees that in the event that the Administrator anticipates the occurrence, or upon the occurrence, of a material corporate transaction which requires a shareholder resolution, if the Grantee hold any Shares acquired upon the exercise of the Option, the Grantee shall sell, transfer, convey or assign all of the Grantee’s Shares pursuant to, and so as to give effect to, such material corporate transaction as required by the Administrator. For this purpose, the Grantee hereby irrevocably grants to the Chief Executive Officer or other authorized officers of the Company a power of attorney to transfer such Shares and to do and carryout all other acts and to sign all other documents that are necessary or advisable to complete such material corporate transaction.

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16.	Transferability of Option. The Option, unless it is a permitted transfer under the Plan, may not be transferred in any manner other than by will or by the laws of descent and distribution.

17.

Restriction on Transfer of Shares. Neither the Grantee nor a transferee (either being sometimes referred to herein as the “Holder”) shall transfer, sell, hypothecate, encumber or otherwise dispose of any Shares or any right or interest therein prior to the closing of the Company’s IPO. In the event of a violation, the Company is not obliged to acknowledge or amend the Company’s shareholder register, and the Holder shall bear the responsibility for damages caused by the violation of the transfer restriction.

18.	Company’s Right of First Refusal.

(a)

Transfer Notice. After the Company completes its IPO, the Holder shall not sell, hypothecate, encumber or otherwise transfer any Shares or any right or interest therein without first complying with the provisions of this Section or obtaining the prior written c se t of the Company. In the event the Holder desires to accept a bona fide third-party offer for any or all of the Shares, the Holder shall provide the Company with written notice (the “Transfer Notice”) of:

(i)	The Holder’s intention to transfer;

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(ii)	The name of the proposed transferee;

(iii)	The number of Shares to be transferred; and

(iv)	The proposed transfer price or value and terms thereof.

If the Holder proposes to transfer any Shares to more than one transferee, the Holder shall provide a separate Transfer Notice for the proposed transfer to each transferee. The Transfer Notice shall be signed by both the Holder and the proposed transferee and must constitute a binding commitment of the Holder and the proposed transferee for the transfer of the Shares to the proposed transferee subject to the terms and conditions of this Option Agreement.

(b)

Bona Fide Transfer. If the Company determines that the information provided by the Holder in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Holder written notice of the Holder’s failure to comply with the procedure described in this Section, and the Holder shall have no right to transfer the Shares without first complying with the procedure described in this Section. The Holder shall not be permitted to transfer the Shares if the proposed transfer is not bona fide.

(c)

First Refusal Exercise Notice. The Company shall have the right to purchase (the “Right of First Refusal”) all, but not less than all, of the Shares which are described in the Transfer Notice (the “Offered Shares”) at any time within forty-five (45) days after receipt of the Transfer Notice (the “Option Period”), provided, however, that if the Offered Shares are not Mature Shares (as defined below) then the Option Period shall be extended by the number of days necessary for the Offered Shares to become Mature Shares. The Offered Shares shall be repurchased at (i) the per share price or value and in accordance with the terms stated in the Transfer Notice (subject to paragraph (d) below) or (ii) the Fair Market Value of the Shares on the date on which the purchase is to be effected if no consideration is paid pursuant to the terms stated in the Transfer Notice, which Right of First Refusal shall be exercised by written notice (the “First Refusal Exercise Notice”) to the Holder. “Mature Shares” shall mean vested Shares that have been held by the Holder (and any successor Holder) for a period of more than six (6) months after the Shares have vested.

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(d)

Payment Terms. The Company shall consummate the purchase of the Offered Shares on the terms set forth in the Transfer Notice within 30 days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Administrator. Upon payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without further action by the Holder.

(e)

Assignment. Whenever the Company shall have the right to purchase Shares under this Right of First Refusal, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Right of First Refusal.

(f)

Non-Exercise. If the Company and/or its assigns do not collectively elect to exercise the Right of First Refusal within the Option Period or such earlier time if the Company and/or assigns notifies the Holder that it will not exercise the Right of First Refusal, then the Holder may transfer the Shares upon the terms and conditions stated in the Transfer Notice, provided that:

(i)

The transfer is made within ninety (90) days of the earlier of (A) the date the Company and/or its assigns notify the Holder that the Right of First Refusal will not be exercised or (B) the expiration of the Option Period; and

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(ii)	The transferee agrees in writing that such Shares shall be held subject to the provisions of this Option Agreement.

The Company shall have the right to demand further assurances from the Holder and the transferee (in a form satisfactory to the Company) that the transfer of the Offered Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Offered Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide.

(g)

Expiration of Transfer Period. Following such ninety (90)-day period, no transfer of the Offered Shares and no change in the terms of the transfer as stated in the Transfer Notice (including the name of the proposed transferee) shall be permitted without a new written Transfer Notice prepared and submitted in accordance with the requirements of this Right of First Refusal.

(h)

Additional Shares or substituted Securities. In the event of any transaction described in Section 7.2 of the Plan or any change in control, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Right of First Refusal, but only to the extent the Shares are at the time covered by such right.

19.

Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice or the Plan, the Company may issue appropriate “ stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

20.

Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement, the M&A or the shareholders agreement (if any), or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so sold or transferred in violation of any of the provisions of this Option Agreement, the M&A or the shareholders agreement (if any).

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21.

Forfeited Options and Company’s Right of Repurchase. The Company shall have the right to forfeit any unexercised portion of the Options. In addition, for purpose of this Option Agreement, the Grantee agrees and acknowledges that the Award is granted in consideration of the Grantee’s covenants and undertakings not to engage in any of the behaviors (a) to (e) set forth below. Therefore, the Company shall have the right to repurchase all of the Shares previously acquired by the Grantee by exercise of the Options hereunder at the same per share price at which the Grantee exercised such Options, if during the term of the employment or within three (3) years after the termination of the employment for any reason, the Company determines that the Grantee has:

(a)	been dishonest or committed or engaged in an act of theft, embezzlement, fraud, or a breach of trust;

(b)

breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Group Company; or been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses), including but not limited to physical or verbal assault;

(c)	materially breached any of the provisions of any agreement with the Group Company (including but not limited to the confidentiality obligations owed to any Group Company);

(d)

engaged in unfair competition with, violated the non-competition clause set forth in the employment contract (notwithstanding any non-competition waiver agreed by the Group Company), or otherwise acted intentionally in a manner injurious to the reputation, business or assets of Group Company; or

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(e)

improperly induced the Group Company’s employee, business partner, supplier or customer to break or terminate any contract with the Group Company, or solicit the Group Company’s employee, business partner, supplier or customer to enter into contracts of the same nature with the Grantee.

Based on the foregoing, the Company shall have the right to (a) exercise this right of repurchase by written notice to the Grantee’s last known address or email address, and (b) immediately update the register of members of the Company to reflect the transfer of Shares as a result of such exercise of repurchase right.

22.

U.S. Tax Consequences. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES. The Grantee shall pay all taxes and duties that are required by the Applicable Laws to be paid by him/her in connection with the transactions contemplated by this Option Agreement (including but not limited to the exercise of the Option and the disposal of the Shares). The Company (including the Subsidiaries, Affiliates and other shareholders of the Company) shall have no obligation to pay any tax of any nature that is required by the Applicable Laws to be paid by the Grantee in connection with the transactions contemplated by this Option Agreement.

23.	Lock-Up greement.

(a)

Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Shares (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Shares or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Shares (except Shares included in such public offering or acquired on the public market after such offering) during the 180- day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoi11g and agrees that the Company may impose stop-transfer instructions with respect to such Shares subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock. during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section.

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(b)

No Amendment Without Consent of Lead Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Shares until the Share until the earlier of (i) the expiration of the lock-up period specified in paragraph (a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section may not be amended or waived except with the consent of the Lead Underwriter.

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Entire Agreement: Governing Law. The Notice, The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the laws of the Cayman Islands without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the Cayman Islands to the rights a d duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

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25.

Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or’’ is not intended to be exclusive, unless the context clearly requires otherwise.

26.

Administration and Interpretation. The Grantee hereby acknowledges that any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

27.

Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s transferees pursuant to Section 18 (the ‘’parties’’) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in Taiwan and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court in Taiwan. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If anyone or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

28.

Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the Taiwan/United States mail by certified mail (if the parties are within the Taiwan/United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

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29.	Language. This Option Agreement shall be prepared in both English and Chinese. In case of any discrepancy between the two versions, the English version shall prevail.

END OF AGREEMENT

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